Exhibit 10.7

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DEFINITIVE CO-DEVELOPMENT & COMMERCIALIZATION AGREEMENT

BETWEEN

NABI BIOPHARMACEUTICALS

AND

KEDRION S.P.A.

This Agreement (including the Schedules hereto, the “Agreement”) is made this 19th day of June 2006 (the “Effective Date”) by and between Nabi Biopharmaceuticals (together with its Affiliates, “Nabi”), a Delaware corporation, with its principal office at 5800 Park of Commerce Blvd. N.W. Boca Raton, FL 33487 USA, and Kedrion S.p.A. (together with its Affiliates, “Kedrion”), a corporation organized under the laws of Italy, with its principal office at 55020 Castelvecchio Pascoli (Lucca) Italy, each on behalf of itself and its Affiliates (as defined below).

RECITALS

WHEREAS, Nabi is the owner of Know-how relating to the production of the Licensed Product (as such terms are defined below);

WHEREAS, Nabi and Kedrion have executed a letter of intent dated March 17, 2006 concerning the transactions contemplated herein;

WHEREAS, the Parties wish to enter into this Agreement to set out their rights and obligations with respect to the licensing, development and commercialization of the Licensed Product in the Field in the Territory (as such terms are defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Kedrion and Nabi agree as follows:

ARTICLE 1

Definitions

1.1. “Advisory Panel” has the meaning set forth in Section 3.3.

1.2. “Affiliate” of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. As used herein, the term “control” will mean the direct or indirect ownership of fifty percent (50%) or more of the profits interest or stock or other equity interest having the right to vote for the directors thereof (or their equivalent) or the ability to otherwise control the management thereof.

1.3. “Agreement” means this Agreement, including any exhibits, schedules or other attachments hereto, all of which are incorporated herein, as any of the foregoing may be validly amended from time to time. In the event of any inconsistency between the terms of this Agreement and the terms of any exhibits, schedules or other attachments incorporated herein, the terms of this Agreement shall govern unless the Parties otherwise expressly agree in writing.

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1.4. “Allocable Manufacturing Overhead” shall mean the documented costs incurred by Nabi that are attributable to supervisory services, occupancy costs, payroll, information systems and purchasing functions which are allocated to the Licensed Product based on space occupied, headcount, full-time equivalents or another activity-based method in accordance with U.S. Generally Accepted Accounting principals as applied consistently by Nabi but shall but shall not include the costs attributable to general corporate activities including, by way of example only, executive or personnel management, investor relations, business development, and legal and government affairs.

1.5. “Allocable Development Overhead” shall mean the documented costs incurred by Nabi that are attributable to supervisory services, occupancy costs, payroll, information systems and purchasing functions which are allocated to the Special USA Studies based on space occupied, headcount, full-time equivalents or another activity-based method in accordance with U.S. Generally Accepted Accounting principals as applied consistently by Nabi but shall but shall not include the costs attributable to general corporate activities including, by way of example only, executive or personnel management, investor relations, business development, and legal and government affairs.

1.6. “BLA” means, as the context shall require, a biologics license application or a marketing authorization application or other non-U.S. equivalent, filed (i) by Kedrion with a Foreign Regulatory Authority to market the Licensed Product in the Field in the Territory or (ii) by Nabi with the FDA to market the Licensed Product in the Field in the USA.

1.7. “CMC” means chemistry, manufacturing and controls sections of a PMA to be prepared by Nabi in accordance with Regulatory Authority requirements and industry quality assurance standards applicable to PMAs filed, as the context requires, pursuant the European Centralized Procedures or with the FDA.

1.8. “Commercial Introduction” means, on a country-by-country basis in the Territory, the date of first commercial sale (other than for purposes of obtaining a Regulatory Approval) of the Licensed Product by Kedrion or its Affiliates or their sublicensees in an arms’-length transaction to an independent third party distributor, agent or end user in such country after obtaining all necessary Regulatory Approvals as may be necessary for such sale in such country.

1.9. “Confidentiality Agreement” has the meaning set forth in Section 8.3.

1.10. “Confidential Information” has the meaning set forth in Section 8.1.

1.11. “Control” means, with respect to any intellectual property right, including, without limitation, Know-how, possession of the ability to grant access to or a license or sublicense as provided for herein without violating the terms of any agreement or other rights of or arrangement with any third party.

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1.12. “Control Laws” has the meaning set forth in Section 3.14.

1.13. “Defaulting Party” has the meaning set forth in Section 9.2.

1.14. “Discussion Period” has the meaning set forth in Section 2.1(d).

1.15. “Dollar” or “dollar” means United States dollars.

1.16. “Effective Date” has the meaning set forth in the introductory paragraph.

1.17. “European Centralized Procedure” means the drug approval process for the European Union as adopted by the European Agency for the Evaluation of Medicinal Products as in effect during the Term.

1.18. “FDA” means the United States Food and Drug Administration and any successor agency or authority thereto.

1.19. “Field” means the use of the Licensed Product for [*****].

1.20. “Final Study Report” has the meaning set forth in Section 3.4.

1.21. “Foreign Regulatory Authority” means any applicable regulatory agency, department, bureau or other governmental entity or authority of any country or regulatory jurisdiction in the Territory that has responsibility in such country or regulatory jurisdiction for any Regulatory Approvals of any kind necessary for the development, pre-clinical and/or human clinical testing, manufacture, supply, packaging, labeling, marketing, storage and/or sale of the Licensed Product in the Field in such country or regulatory jurisdiction.

1.22. “Fully Burdened Development Cost” means Licensor’s documented cost to complete the Special USA Studies which shall be comprised of the sum of (i) the out-of-pocket costs to recruit and treat patients in the Special USA Studies including the cost of clinical supplies of Licensed Product determined in accordance with Section 4.2, plus (ii) Allocable Development Overhead.

1.23. “Fully Burdened Manufacturing Cost” means Nabi’s documented cost to manufacture the Licensed Product which shall be comprised of the sum of (i) the manufacturing cost of the Licensed Product produced as determined in accordance with U.S. Generally Accepted Manufacturing Accounting Principles as applied consistently by Licensor, including, but not limited to, direct labor and materials and product testing costs incurred in connection with the manufacture and quality control testing of such product, as well as Allocable Manufacturing Overhead, and (ii) other costs borne by Nabi for packaging, transport, and storage of product (if necessary) (i.e freight, customs, duty, insurance and warehousing) determined in accordance with U.S. Generally Accepted Manufacturing Accounting Principles.

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1.24. “GAAP” means Generally Accepted Accounting Principles in Italy, consistently applied.

1.25. “GCP” has the meaning set forth in Section 3.4.

1.26. “Indemnified Party” has the meaning set forth in Section 10.3.

1.27. “Indemnifying Party” has the meaning set forth in Section 10.3.

1.28. “IP Matters” has the meaning set forth in Section 2.1(d).

1.29. “Joint Patents” has the meaning set forth in Section 7.1.

1.30. “JPT” has the meaning set forth in Section 3.2.

1.31. “Kedrion Know-how” means all Know-how owned or Controlled by Kedrion on the Effective Date or thereafter during the Term.

1.32. “Kedrion Patent Rights” means any and all patents and patent applications related to the Licensed Product that are owned or Controlled by Kedrion or its Affiliates and based upon inventions conceived or reduced to practice by Kedrion’s or its Affiliates’ employees (i) prior to the Effective Date or (ii) after the Effective Date in the course of performing Kedrion’s obligations hereunder, exclusive, however, of Joint Patents.

1.33. “Know-how” means any and all materials, data, results, formulae, formulations, designs, specifications, methods, processes, techniques, ideas, discoveries, technical information, process information, pre-clinical or clinical data and information and any other information, whether or not any of the foregoing is patentable, to the extent the same relates to or is necessary or used or useful for the research, development, manufacture, use, import, export or sale of the Licensed Product in the Field.

1.34. “Licensed Product” means Civacir (Hepatitis C Immune Globulin (Human)), a human hyperimmune polyclonal antibody product that contains antibodies to Hepatitis C virus.

1.35. “Losses” has the meaning set forth in Section 10.1.

1.36. “Materials” has the meaning set forth in Section 3.13.

1.37. “Nabi Know-how” means Know-how that is owned or Controlled by Nabi as of the Effective Date or thereafter during the Term.

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1.38. “Nabi Patent Rights” means any and all patents and patent applications related to the Licensed Product that are owned or Controlled by Nabi or its Affiliates and based upon inventions conceived or reduced to practice by Nabi’s or its Affiliates’ employees (i) prior to the Effective Date; or (ii) after the Effective Date, exclusive, however, of Joint Patents.

1.39. “Nabi Trademarks” means the trade name CIVACIR® and such other trademarks, trade names and service marks relating to the Licensed Product owned or Controlled by Nabi or its Affiliates as of the Effective Date and thereafter during the Term.

1.40. “Net Price Discount Items” has the meaning provided in Section 1.41.

1.41. “Net Sales” means, as to each calendar quarter, the gross invoiced sales prices charged for the Licensed Product sold by or for Kedrion or its Affiliates or its or their sublicensees to independent, unaffiliated third parties (in each case, who are not sublicensees), after deduction (if not already deducted in the amount invoiced) of the following items recorded by Kedrion or such Affiliates or sublicensees during such calendar quarter with respect to sales of the Licensed Product regardless of the calendar quarter in which such sales were made, provided and to the extent that such items are incurred or allowed and do not exceed reasonable and customary amounts in the market in which such sales occurred:

(a) customary rebates to the extent actually allowed and taken;

(b) transportation charges to the extent separately stated on the invoice and included in the computation of gross sales, including air freight and insurance;

(c) sales, use, excise or ad valorem taxes (to the extent borne by Kedrion and separately stated on the invoice and included in the computation of gross sales);

(d) customary promotional, cash, trade or volume discounts to the extent actually allowed and taken; and

(e) actual credits for pricing adjustments.

All of the foregoing allowable deductions (the “Net Price Discount Items”) shall be computed in accordance with Kedrion’s standard accounting policies for the computation and reporting of sales, which must be in accordance with GAAP subject to the adjustments, if any provided in the Supply Agreement. No deductions shall be allowed for costs and expenses that would otherwise qualify as Net Price Discount Items unless such costs and expenses are utilized in the proper computation of sales in Kedrion’s audited financial statements under GAAP.

In the event that Kedrion or its Affiliates or its or their sublicensees make any adjustments to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments shall be reported with the next report and payment of any royalties due.

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1.42. “Non-Defaulting Party” has the meaning set forth in Section 9.2.

1.43. “Other Nabi Technologies” means all patent, trademark, know-how and other intellectual property rights not specifically licensed to Kedrion hereunder or any applications, substitutions, extensions, reissues, reexaminations, renewals, divisions, foreign counterparts, continuations and continuations-in-part of the same.

1.44. “Parties” means Nabi and Kedrion and, as applicable under the circumstances, their respective Affiliates and successors and assigns.

1.45. “Pivotal Registration Study” has the meaning set forth in Section 3.8.

1.46. “Phase II Study” has the meaning set forth in Section 3.4.

1.47. “Primary Countries” means Italy, France, Germany, Spain and the United Kingdom.

1.48. “Primary Prosecuting Party” has the meaning set forth in Section 7.5.

1.49. “Product Development Plan” has the meaning set forth in Section 3.2.

1.50. “Product Marketing Application” or “PMA” means an application for the Regulatory Approvals required for the commercial sale and use of the Licensed Product in the Field including without limitation a BLA.

1.51. “Regulatory Approval” means any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any kind of a Regulatory Authority that are necessary for the manufacture, supply, importation, marketing, promotion and sale of the Licensed Product in the Field in the jurisdiction of such Regulatory Authority. “Regulatory Approval” shall include, without limitation, each approval granted with respect to a BLA.

1.52. “Regulatory Authority” means a Foreign Regulatory Authority and/or the FDA.

1.53. “Special USA Studies” has the meaning set forth in Section 3.8.

1.54. “Specifications” has the meaning set forth on Schedule 1.54 hereto as such specifications may be changed by Nabi in consultation with Kedrion and each relevant Foreign Regulatory Authority to include, among other things, qualitative and quantative parameters for the standardization of the product and appropriate parameters to allow product activity to be expressed in units. It is the intention of the Parties that upon Commercial Introduction, the Licensed Product will be sold in activity units.

1.55. “Steering Committee” has the meaning set forth in Section 3.1.

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1.56. “Supply Agreement” has the meaning set forth in Section 4.3.

1.57. “Technical Information” has the meaning set forth in Section 3.14.

1.58. “Term” has the meaning set forth in Section 9.1.

1.59. “Territory” means those countries set forth in Schedule 1.59 hereto.

1.60. “Third Party Claim” shall have the meaning set forth in Section 10.3.

ARTICLE 2

Representations and Warranties

2.1. Representations and Warranties of Nabi. Nabi hereby represents and warrants that:

(a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Nabi corporate action;

(b) this Agreement is a legal and valid obligation binding upon Nabi, enforceable against Nabi in accordance with its terms;

(c) the execution, delivery and performance of this Agreement by Nabi does not conflict with any agreement, instrument or understanding, oral or written, to which Nabi is a party or by which it is bound, nor violate in any material respect any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

(d) Except as disclosed on Schedule 2.1(d) and subject to the provisions of Sections 2.4 and 2.5 (i) Nabi has not received any written claims that the intellectual property rights of any third parties would interfere with the use of the Nabi Know-how necessary to manufacture the Licensed Product in the USA or the sale of the Licensed Product by Kedrion in the Territory as provided by this Agreement and (ii) Nabi owns or Controls the Nabi Know-how necessary to manufacture the Licensed Product in the USA and the Primary Countries, has the right to grant the licenses under the Nabi Know-how granted herein, and to the knowledge of its management but without independent investigation, as of the Effective Date there is no valid claim that the intellectual property rights of any third parties would interfere with the use of the Nabi Know-how necessary to manufacture the Licensed Product in the USA or the Primary Countries, or the sale of the Licensed Product by Kedrion in the Territory as provided by this Agreement; and

(e) Nabi owns or Controls the trademark CIVACIR® in the USA, has filed a trademark application for CIVACIR under the Madrid Protocol with respect to the countries of the European Union, and has not received any written claims, and to the knowledge

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of its management but without independent investigation, as of the Effective Date there are no trademarks of any third parties, that would interfere with the use of the Nabi Trademark CIVACIR in the Primary Countries.

2.2. Representations and Warranties of Kedrion. Kedrion represents and warrants that:

(a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Kedrion corporate action;

(b) this Agreement is a legal and valid obligation binding upon Kedrion, enforceable against Kedrion in accordance with its terms; and

(c) the execution, delivery and performance of the Agreement by Kedrion does not conflict with any agreement, instrument or understanding, oral or written, to which Kedrion is a party or by which it is bound, nor violate in any material respect any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

2.3. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by a Party, and the Parties shall be entitled to rely fully thereon.

2.4. Notification of Certain Intellectual Property Matters. During the 180 day period after the Effective Date, Nabi shall conduct an investigation to determine whether (i) the matters disclosed in Schedule 2.1(d) would materially interfere with (A) the ability of Nabi to perform its obligations hereunder, or (B) Kedrion to enjoy the benefits provided to it hereunder; or (ii) there exist any other patents, claims, facts, conditions, matters or events not disclosed on Schedule 2.1(d) that would materially interfere with the rights or obligations of the parties hereunder, or absent such disclosure, would cause the representations and warranties of Nabi contained in Section 2.1(d) of this Agreement to be untrue or inaccurate in any material respect. Nabi shall keep Kedrion informed of the progress and results of such investigation and provide copies of pertinent documentation to Kedrion upon request. If any such material interference, patents, claims, facts, conditions, matters or events are found to exist (“IP Matters”), then Nabi shall provide Kedrion with an amended Schedule 2.1(d)(ii) and discuss with Kedrion through the Steering Committee for not more than [*****] after delivery of the amended Schedule 2.1(d)(ii) (the “Discussion Period”) how the IP Matters should be addressed, if at all, [*****]. If the Parties agree that none of the IP Matters need to be addressed, then this Agreement shall continue in effect. If the Parties agree that certain IP Matters must be addressed, then such IP Matters as they agree do not need to be addressed shall be noted on an amended Schedule 2.1(d)(ii). In such event or if the Parties do not agree on which IP Matters need to be addressed, the Parties will have the following options.

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(a) Nabi shall have the right to terminate this Agreement by written notice to Kedrion within [*****] of the end of the Discussion Period.

(b) [*****]

(c) [*****]

(d) If Nabi shall provide Kedrion with an amended Schedule 2.1(d)(ii) pursuant to subparagraphs (b) or (c) above that discloses any unresolved IP Matters (other than those the Parties agreed during the Discussion Period did not need to be resolved), then Kedrion shall have the right to terminate this Agreement by written notice to Kedrion within [*****] of receipt of such amended Schedule 2.1(d)(ii) from Nabi. If Kedrion does not so terminate this Agreement, then this Agreement shall continue in effect.

2.5. Limitation of Damages. Kedrion shall have no claim for a breach of Section 2.1(d), under Section 10.2 hereof or otherwise, except in the event that (i) the procedures described in Section 2.4 are completed, (ii) this Agreement is not terminated as provided in Section 2.4 and (iii) the representations and warranties contained in Section 2.1(d) as modified by the disclosures in Schedule 2.1(d) (as such Schedule shall have been finally amended pursuant to Section 2.4(c), if applicable) shall thereafter prove to be untrue or inaccurate in any material respect.

2.6. Limitation of Development Responsibilities. Anything in Article 3 hereof to the contrary notwithstanding, Kedrion shall not be obligated to make any payment or incur any obligation until the latest of (i) expiration of the Discussion Period; (ii) review of any changes to Schedule 2.1(d)(ii) made within the [*****] of the expiration of the Discussion Period; and (iii), [*****].

ARTICLE 3

Development

3.1. Steering Committee (Civacir Review Board). The Parties will jointly oversee the development and registration of the Licensed Product in the Field in the Territory. All development activity will be overseen by a steering committee to be constituted as provided in Schedule 3.1 (the “Steering Committee”). The Steering Committee will have the functions and will meet in accordance with the provisions set forth in Schedule 3.1 hereto.

3.2. Joint Project Team. The Parties will appoint a Joint Project Team (“JPT”) to be constituted as provided in Schedule 3.2(A). The JPT will be responsible for the creation and execution of a product development plan (the “Product Development Plan”) consistent with the timeframes set forth in Schedule 3.2(B) hereto. The JPT will report to the Steering Committee. Terms of reference and proposed membership for the JPT are outlined in Schedule 3.2(A) hereto.

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3.3. Advisory Panel. Within [*****], the Parties will agree to a plan of action to convene a Hepatitis C advisory panel to be constituted and to have the functions as provided in Schedule 3.3 (the “Advisory Panel”). The role of the Advisory Panel will be to guide the Parties in the development of the protocol for the Phase II Study, and the subsequent protocols, preclinical activities and other relevant matters for registration and commercialization of the Licensed Product inside and outside of the Territory. The Advisory Panel will convene at least twice per year, and more often if necessary, and the first meeting of the Advisory Panel will occur within [*****] unless otherwise agreed by the Steering Committee. The composition of the Advisory Panel will include representation of experts from both the Territory and the USA.

3.4. Phase II Study. The first step in the Product Development Plan to be developed by the JPT will be the design and implementation of a Phase II clinical trial of the Licensed Product in Hepatitis C virus-positive liver transplant patients in study sites located in the Territory and in the U.S.A. (the “Phase II Study”). The Phase II Study shall be conducted in accordance with good clinical practices applicable during the Term in both the European Union and the USA (“GCP”) to a standard appropriate for inclusion in a BLA filing in both jurisdictions. Kedrion will be responsible for the implementation and conduct according to GCP of the Phase II Study and for preparation of the final study report with respect thereto (the “Final Study Report”) provided that the JPT shall have such involvement therein as it shall elect. The first patient/first visit in the Phase II Study shall commence by the later of [*****] following completion of the procedures set out in paragraphs (a)-(d) of Section 2.4, if applicable. The Final Study Report shall be produced no later than [*****] after the date of the last patient/last visit in the Phase II Study.

3.5. Preclinical Program. As soon as reasonably possible, but in no event more than [*****], the Steering Committee will discuss the Parties’ respective ongoing Hepatitis C research programs and the possibilities for collaborative activities between their respective scientific programs. If any such collaborative activity is deemed mutually desirable, then the extent and specifics of the collaborative activity will be agreed upon at the JPT and the Steering Committee levels, and any arising contractual relationship shall be negotiated separately.

3.6. Patient Recruitment. Nabi and Kedrion will both recruit patients into the Phase II Study. Kedrion will recruit patients from the Territory into the study. Nabi will recruit patients from the USA into the study. Each Party shall notify the other in writing on a weekly basis as to the number of patients recruited and retained in the Phase II Study and recruitment shall cease when the number of patients specified in the protocol for the Phase II Study have been enrolled. Kedrion will reimburse Nabi on a quarterly basis within thirty days of presentation of a report providing the details for each patient in the USA for such quarter for Nabi’s costs incurred to recruit and treat patients in the Phase II Study up to a maximum aggregate amount per patient not to exceed [*****] inclusive of the cost of clinical supplies of the Licensed Product used to treat such patients valued in accordance with Section 4.2. Upon conclusion of the Phase II Study, Kedrion shall have the right to audit the books and records of Nabi for purposes of verifying the patient costs claimed by Nabi pursuant to this Section 3.6.

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3.7. Ownership of Data, PMAs, Regulatory Approvals, Etc.

(a) Nabi and Kedrion will jointly own the data generated by the Phase II Study, provided, however, that anything in Section 8 to the contrary notwithstanding, the data generated in the Phase II Study shall at all times, including after the expiration or termination of this Agreement, be deemed Confidential Information of Nabi. During the Term of this Agreement all data generated by the Phase II Study shall be entered into and held in Oracle’s central clinical trial database accessible by both Parties.

(b) Kedrion will file, own and maintain in its name all regulatory filings in the Territory, including BLAs, orphan drug designations, PMAs and Regulatory Approvals, except to the extent in conflict with the requirements of any Foreign Regulatory Authority. Promptly following the submission of each such regulatory filing, Kedrion shall notify Nabi that such regulatory filing has been made. Upon Nabi’s written request, Kedrion agrees to promptly provide Nabi with a copy of the executive summary of each PMA and each Regulatory Approval letter.

(c) Each Party shall at all times during the term of this Agreement, give prompt written notice to the other Party of any substantive, content-driven notices or communications (other than purely scheduling or administrative items) between such Party and the Regulatory Authorities in its territory regarding the Licensed Product. Prior to any substantive, content-driven communications with the Regulatory Authorities regarding the Licensed Product, each Party shall give the other Party reasonable notice of, and the opportunity to discuss, all matters which are to be the subject of such communications. Kedrion shall allow Nabi the right, at its sole cost, to participate along with Kedrion in any meetings or conference calls with the Foreign Regulatory Authorities in the Territory, provided that Kedrion will have the final say in all matters to be communicated to such Foreign Regulatory Authorities with respect to the Licensed Product.

3.8. Pivotal Registration Studies; Development Plan Diligence.

(a) Promptly following issuance of the Final Study Report, provided this Agreement has not been terminated by Kedrion pursuant to Section 9.1(b)(i), the JPT will develop a pivotal clinical program that will be implemented and financed by Kedrion in the Territory sufficient for Kedrion to obtain Regulatory Approvals to market the Licensed Product in the Field (a “Pivotal Registration Study”) in the Territory in compliance with the requirements of the Foreign Regulatory Authorities and for Nabi to obtain Regulatory Approvals to market the Licensed Product in the Field in the USA in compliance with the requirements of the FDA. If the members of the JPT cannot agree upon a Pivotal Registration Study adequate to obtain Regulatory Approvals to market the Licensed Product in the Field in the Territory and the USA within 180 days of Kedrion’s issuance of The Final Study Report, or if Kedrion is unwilling to implement and finance such a Pivotal Registration Study, then Kedrion will promptly elect one of the following three options by written notice to Nabi given within 180 days of the Final Study Report: (i) to terminate this Agreement; (ii) to reimburse Nabi for Nabi’s Fully

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Burdened Development Costs to conduct the additional clinical trials and other development activities the FDA shall require in order for the FDA to issue to Nabi a Regulatory Approval for the Licensed Product in the Field in the USA (the “Special USA Studies”); or (iii) to continue this Agreement implementing a Pivotal Registration Study sufficient for Kedrion to obtain Regulatory Approvals to market the Licensed Product in the Field in the Territory without reimbursing Nabi for Nabi’s Fully Burdened Development Costs to obtain Regulatory Approvals to market the Licensed Product in the Field in the USA. If Kedrion shall make the election provided in clause (iii) above, the milestones payable under Section 6.1(a)(ii) and (iii) shall each be increased by [*****] and the royalty rate payable under Section 6.2 shall be increased to [*****] of Net Sales until such time as the incremental amount paid to Nabi through such additional milestones and royalties in excess of [*****].

(b) Subject to Kedrion’s right to terminate this Agreement pursuant to Sections 3.8(a)(i) above and 9.1(b)(i) below, Kedrion will use its reasonable best efforts to obtain Regulatory Approvals for the Licensed Product in the Field in the Primary Countries.

3.9. Costs. Kedrion will be responsible for all costs and expenses incurred after the Effective Date associated with the preclinical and clinical development of the Licensed Product in the Field in the Territory and the clinical development of the Licensed Product in the Field in the USA (subject, however, to Section 3.8), including without limitation the Phase II Study, generation of the Phase II Study Report, the Special USA Studies (subject, however, to Section 3.8) and the filing of all PMAs in the Territory, provided, however that:

(a) Nabi will be responsible to prepare at its sole cost the CMC sections of all PMAs filed both inside and outside of the Territory;

(b) If Nabi undertakes any clinical or preclinical development activities outside of the Territory beyond those for which Kedrion will be responsible or obligated to reimburse Nabi as provided in Sections 3.3, 3.4 and 3.6 above and the data from these activities cannot be used in the Territory, then Nabi will be responsible at its sole cost for these studies; but if the data from such activities are necessary or used for, or are used in, the Territory, then the Parties will share equally the costs of these studies;

(c) At Kedrion’s request Nabi will provide Kedrion with such additional, ancillary assistance to deliver and communicate the Nabi Know-how as is reasonable to support Kedrion in its clinical development of the Licensed Product;

(d) Without limiting the foregoing, if Kedrion requests Nabi to attend meetings with any Foreign Regulatory Authorities in the Territory, then Nabi shall attend such meetings, provided not less than [*****] notice of each such meeting has been provided by Kedrion, failing which Nabi will use it’s reasonable best efforts to attend; and

(e) Except as otherwise provided in paragraphs (a), (b) and (c) above, to the extent that Nabi performs tasks at the request of Kedrion, then in addition to the

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reimbursement of Nabi’s out-of-pocket expenses, Kedrion will reimburse Nabi on a quarterly basis for the costs of performing such tasks on a time and materials basis. The rates charged by Nabi relating to its personnel performing such tasks shall be negotiated by Nabi and Kedrion, as necessary, during the Term of this Agreement.

3.10. Product Importation. Kedrion will be responsible for all negotiations with regulatory authorities within the Territory regarding the importation of the Licensed Product into the Territory, including obtaining and maintaining any licenses etc., provided that at Kedrion’s request, Nabi shall use its reasonable best efforts to support Kedrion’s efforts to obtain such licenses.

3.11. Compliance with Law. Each Party agrees to conduct all development activities performed by it pursuant to this Agreement in compliance in all material respects with the requirements of applicable laws, rules and regulations, and other requirements of applicable good laboratory, clinical and, if applicable, manufacturing practices.

3.12. Recordkeeping. Each Party shall maintain records, in sufficient detail and good scientific manner, which shall be complete and accurate and shall fully and properly reflect work done and results achieved in the performance of its development obligations under this Agreement (including data in the form required under applicable laws and regulations).

3.13. Limitation on Use. Each Party shall use any Know-how and plasma, drugs, supplies and devices provided to it by the other Party hereunder, and any derivatives or conjugates thereof (collectively, “Materials”), only for the purposes described in, and consistent with the licenses provided by, this Agreement.

3.14. U.S Export Compliance. Each Party acknowledges and agrees to fully comply with all applicable U.S. export and import laws (the “Control Laws”). Without limiting the foregoing, each Party acknowledges and agrees not to engage in any “exports” or “imports” of any Materials and/or technical data or information (“Technical Information”) under the Control Laws, including, but not limited to, transmitting or sending any Materials or Technical Information outside of the U.S., allowing any third party designated by the U.S. as a “denied party” to receive Materials or any precluded foreign national employees to receive any Technical Information, without: (A) first verifying whether the Technical Information to be disclosed or received constitutes an “export” or an “import” under any Control Laws; (B) complying with all licensing requirements or exclusions or exemptions thereto under the Control Laws; and (C) upon the request of the other Party, sharing all Control Law advisory opinions, classification requests, commodity jurisdiction requests, and governmental agency correspondence such other Party.

3.15. DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE SUPPLY AGREEMENT, EACH PARTY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE KNOW-HOW, MATERIALS AND LICENSED PRODUCT SUPPLIED BY SUCH PARTY HEREUNDER.

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3.16. Sole Responsibility. Except as otherwise provided in this Agreement, each Party shall be solely responsible and liable for all activities undertaken by it using any Know-how, Materials and Licensed Product provided to it by the other Party hereunder, except to the extent resulting from such providing Party’s negligence or willful misconduct or such Party’s breach of any of its representations, warranties or covenants with respect thereto.

3.17. Commercialization Efforts. Kedrion shall use its reasonable best efforts to commercialize the Licensed Product in each Primary Country in which a Regulatory Approval is received. Subject to a sufficient supply the Licensed Product being made available by Nabi, Kedrion agrees to use its reasonable best efforts to launch the Licensed Product in each Primary Country for which a Regulatory Approval is obtained within [*****] of obtaining Regulatory Approval for such Licensed Product for such country.

3.18. Commercialization Costs. Except as otherwise herein provided, Kedrion shall have the sole responsibility for, and right to make all decisions regarding, all commercialization activities, including without limitation sales, marketing and product launch activities and tactical execution of marketing and sales promotional programs with respect to the Licensed Product in the Territory, and all such marketing and promotional materials related to the Licensed Product shall be prepared by Kedrion. Kedrion shall bear all costs related to the commercialization of the Licensed Product in the Territory and shall not be responsible for any commercialization costs outside of the Territory.

ARTICLE 4

Manufacture of Licensed Product

4.1. Nabi Responsibility. Nabi will be responsible for all activities associated with the manufacturing of the Licensed Product, including management of a donor program, donor selection and screening, plasma collection, product process development and final product Specifications. Prior to the commencement of the Phase II Study Nabi shall, at its sole expense, undertake a specific program of product characterization experiments customary for a product of this nature.

4.2. Clinical Supplies. Nabi will manufacture and provide to Kedrion, ex works at Nabi’s facility in Boca Raton, Florida, Kedrion’s requirements of the Licensed Product for clinical and pre-clinical testing at the lesser of (i) [*****] and (ii) [*****] per [*****] vial.

4.3. Commercial Supplies. Nabi’s facility(ies) in the USA will also be the primary manufacturing site(s) for the manufacture of the Licensed Product for commercial applications. In furtherance of this arrangement, the Parties will enter into a definitive supply agreement on terms mutually acceptable (the “Supply Agreement”) once the Licensed Product nears commercialization but in no event less than [*****] after Kedrion receives its first

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Regulatory Approval in the Territory, in which Supply Agreement the logistics of product forecasting, distribution, delivery, packaging, etc., are specified, provided, however, that (i) the Supply Agreement will not guarantee Kedrion a supply of Licensed Product beyond that required to meet the demand in the Primary Countries and (ii) the transfer price of commercial supplies to be specified in the Supply Agreement shall be set at [*****] plus a margin as agreed between the Parties not to exceed [*****], provided, however, that if included within any order for commercial supplies of Licensed Product placed by Kedrion, Nabi will supply Kedrion with samples of the Licensed Product at a transfer price equal to [*****] of [*****] so long as the number of samples specified by Kedrion in any order does not exceed [*****] of the number of units of Licensed Product ordered for commercial sale.

4.4. Process Improvement. Kedrion and Nabi will jointly be responsible for proposing process improvements to the Licensed Product manufacturing process, and where the Parties agree to implement such improvements, directing the activities required to implement such process improvements, including the application where appropriate of third party technologies. Such activities will be negotiated and documented separately.

4.5. Kedrion Manufacturing. In the event that Kedrion demonstrates an interest and an ability to undertake some or all aspects of the activities associated with Licensed Product manufacture, and Nabi believes that it would be in the best interest of product development that Kedrion undertake these activities, then the Parties will enter into good faith negotiations for the transfer of some or all of the manufacturing responsibilities from Nabi to Kedrion.

ARTICLE 5

Licenses; Grants of Rights

5.1. License.

(a) Nabi hereby grants to Kedrion an exclusive license (even as to Nabi, except as set forth in Section 5.2) under the Nabi Know-how and the Nabi Patent Rights, as presently existing or hereafter arising, and Nabi’s Trademarks to be used in connection with the Licensed Product pursuant to Section 7.8 hereof, to perform research and clinical development activities with respect to, and to use, market, sell, offer for sale and import, but not to make or have made, the Licensed Product within the Field in the Territory.

(b) Kedrion hereby grants to Nabi a non-exclusive, paid-up, royalty free, perpetual, license, with the right to sublicense, under the Kedrion Patent Rights granted outside the Territory and the Kedrion Know-how (including the Know-how communicated to Nabi pursuant to Section 4.4 above) to perform research and clinical development activity with respect to and to manufacture, use, market, sell, offer for sale and import the Licensed Product within Field outside the Territory.

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(c) Without limiting any other provision of this Agreement, the Parties agree that each Party and its Affiliates is hereby licensed to use and refer to any of the other Party’s and its Affiliates’ technical, pre-clinical and clinical trial data relating to the use of the Licensed Product in the Field that are in such other Party’s and its Affiliates’ possession or Control on the Effective Date or thereafter during the Term.

(d) Kedrion agrees that it will not use any part of the Nabi Know-how except to develop and, if permitted by Section 4.5 above, to manufacture the Licensed Product for sale in the Territory. Without limiting the foregoing, Kedrion further agrees that it will not use any part of the Nabi Know-how to develop or manufacture any Hepatitis C Immune Globulin (Human) polycolonal antibody product that contains antibodies to Hepatitis C virus other than the Licensed Product as contemplated hereby.

5.2. Retained Rights.

(a) This Agreement does not convey to Kedrion any rights in any Other Nabi Technologies by implication, estoppel or otherwise. Title to the Nabi Know-how, Nabi Patent Rights (if any) and Other Nabi Technologies shall at all times remain vested in Nabi. Without limiting the foregoing, Nabi does hereby retain the right to use the Nabi Know-how and Nabi Patent Rights (if any) to perform work in the Territory as requested by Kedrion hereunder and to otherwise support the development and commercialization of the Licensed Product outside the Territory and in the Territory as provided in this Agreement. For the avoidance of doubt, Nabi also retains the right to utilize the Nabi Know-how and Nabi Patent Rights (if any) to exploit the Other Nabi Technologies in any way it sees fit (including without limitation directly or through sublicensees and other third parties), so long as such exploitation is not directly competitive with the license granted to Kedrion in Section 5.1 above.

(b) This Agreement does not convey to Nabi any rights in any intellectual property of Kedrion by implication, estoppel or otherwise, except for the rights expressly granted in Sections 4.4, 5.1(b), 7.1 and 9.4 (c).

5.3. Sublicenses. With the prior written consent of Nabi, which consent shall not be unreasonably withheld, Kedrion shall have the right to grant sublicenses of its rights under this Agreement to perform research and clinical development activities with respect to, and to use, market, sell, offer for sale and import, but not to make or have made, the Licensed Product within the Field in the Territory, provided, however, that: (a) Kedrion guarantees the making of all payments due to Nabi by reason of sales of the Licensed Product by any such sublicensee and its compliance with all terms of this Agreement applicable to Kedrion (including, without limitation, all terms of this Agreement identified as applicable to a sublicensee of Kedrion); and (b) any such sublicensee agrees with Nabi in writing (i) to keep books and records and permit Nabi to review the information concerning such books and records in accordance with the terms of this Agreement and (ii) to comply with all other terms of this Agreement applicable to Kedrion (including, without limitation, all terms of this Agreement identified as applicable to a sublicensee of Kedrion).

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ARTICLE 6

Milestones; Royalties

6.1. Milestone Payments.

(a) Milestones. Kedrion shall pay to Nabi the following milestone payments:

Milestone		Payment

(i)	On or before the [*****] after receipt of the Final Study Report	[*****]

(ii)	Upon the [*****]	[*****]

(iii)	Upon [*****]	[*****]

(b) Milestone Payment Dates. The milestone payment specified in subparagraph (i) shall be payable on such [*****] unless Kedrion shall have terminated this Agreement before such date pursuant to Section 9.1(b). The milestone payment specified in subparagraph (ii) shall be made to Nabi within [*****] of the date such payment becomes due. The milestone payment specified in subparagraph (iii) shall be made to Nabi within [*****] of Kedrion’s receipt of written notification from [*****]. In the event the PMA is filed in the name of Nabi, and Nabi is corresponding with the applicable Foreign Regulatory Authority as of the date the PMA is approved, Kedrion shall make the payment within [*****] of Kedrion’s receipt of written notification from Nabi [*****]. Except as provided in the first sentence of this Section 6.1(b), if Kedrion terminates this Agreement in accordance with its terms before a particular milestone payment is due, Kedrion will not be required to make such milestone payment or any subsequent milestone payment.

6.2. Royalties. As further consideration to Nabi for the licenses and other rights granted to Kedrion under this Agreement, commencing on the date of Commercial Introduction of the Licensed Product in any country in the Territory and continuing until the end of the Term, Kedrion shall make royalty payments to Nabi with respect to sales of the Licensed Product in the Territory by Kedrion and its Affiliates and its or their sublicensees, equal [*****] of the Net Sales of the Licensed Product, determined quarterly pursuant to the provisions of this Agreement and the Supply Agreement.

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6.3. Other Payment Provisions.

(a) Currency. All milestone and royalty payments hereunder shall be made to Nabi in U.S. Dollars by bank wire transfer in immediately available funds to the account designated by Nabi in writing to Kedrion from time to time. The amount due in respect of royalties shall be calculated in local currency and converted to U.S. Dollars at the average spot rate in New York, New York for purchasing U.S. Dollars with such local currency over the thirty (30) days following the end of each calendar quarter.

(b) Withholding. All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable). Kedrion shall make any applicable withholding payments due on behalf of Nabi and shall promptly provide Nabi with written documentation of any such payment sufficient to satisfy the requirements of the U.S. tax authorities related to an application by Nabi for a foreign tax credit for such payment.

(c) Royalty Payment Timing and Support. After the first Commercial Introduction of the Licensed Product in the Territory, all royalty payments shall be made within [*****] after the end of each calendar quarter in which sales of Licensed Products were deemed to occur. Such royalty payments shall be accompanied by a detailed statement for each country in the Territory in which sales of Licensed Products occurred in the calendar quarter covered by such statement, specifying, on a country-by country basis: the number of units of Licensed Product sold, the Net Sales, the royalties payable in U.S. Dollars and details on the Net Price Discount Items deducted and foreign exchange conversions used in computing royalties due.

6.4. Financial Record Keeping and Review.

(a) Kedrion Records. After the first Commercial Introduction of a Licensed Product in the Territory, Kedrion shall keep for at least three (3) years following the end of the calendar year to which they pertain, records of all development activities and sales of the Licensed Product in sufficient detail to permit Nabi to confirm the accuracy of Kedrion’s milestone and royalty calculations.

(b) Review. Subject to the other terms of this Section 6.6(b), at the request of Nabi, upon at least thirty (30) business days’ prior written notice from Nabi to Kedrion, and at the expense of Nabi (except as otherwise provided below), Kedrion shall permit an independent certified public accountant selected by Nabi and reasonably acceptable to Kedrion to inspect (during regular business hours) the records required to be maintained by Kedrion under this Section 6.6 as provided herein. At Nabi’s request hereunder (which shall not be made more frequently than once per year during the Term of this Agreement and for three (3) years following expiration or termination of this Agreement), the accountant shall be entitled to review, the then-preceding three (3) years of Kedrion’s records for purposes of verifying Kedrion’s milestone and royalty calculations. Results of any such review shall be made available to both Parties. If any review reveals a deficiency in the calculation of payments

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resulting in any underpayment by Kedrion, Kedrion shall promptly pay Nabi the amount remaining to be paid (plus interest thereon at a rate equal to [*****] over the prime (or equivalent) rate of interest as reported by Citibank NA from time to time during the period from when such payments should have been made until the date paid), and if such underpayment is by [*****] or more, Kedrion shall pay all costs and expenses of the review.

ARTICLE 7

Patent Rights; Trademarks

7.1. Ownership of Intellectual Property. Nabi or its designated Affiliate shall own all Nabi Know-how, Nabi Trademarks and Nabi Patent Rights and all other inventions not patentable made during the course of and pursuant to activities carried out in respect of the Licensed Product solely by employees of or agents of Nabi or its Affiliates or others obligated to assign inventions to Nabi or its Affiliates. Kedrion or its designated Affiliate shall own all Kedrion Patent Rights and all Kedrion Know-how and inventions that are not patentable made during the course of and pursuant to activities carried out under this Agreement (i) solely by employees of Kedrion or its Affiliates or agents of or others obligated to assign inventions to Kedrion or its Affiliates and (ii) not utilizing any of the Nabi Know-how. Inventions made during the course of and pursuant to activities carried out under this Agreement (x) jointly by employees of Kedrion and Nabi or their respective Affiliates or agents of or others obligated to assign inventions to Nabi and Kedrion or their Affiliates or (ii) solely by employees of Kedrion or its Affiliates or agents of or others obligated to assign inventions to Kedrion or its Affiliates utilizing any of the Nabi Know-how in accordance with this Agreement (“Joint Patents”) shall be jointly owned by Nabi and Kedrion, provided, however, that neither Party shall sell, assign, encumber, license or otherwise transfer any Joint Patent or interest therein to any third party without the prior written consent of the other Party, whose consent may be granted or withheld in its sole discretion. If a dispute arises between the Parties as to inventorship of a particular invention or the ownership of Know-how or patent rights, patent counsel mutually acceptable to the Parties shall determine all such disputes in accordance with U.S. patent law or if such law shall not be applicable thereto, the law specified in Section 11.9. (If the Parties are unable to agree upon such patent counsel, then one shall be appointed in accordance with the procedures specified in Section 11.2(b)(i), mutalis mutandis.) In the event such counsel adopts the position of one of the Parties regarding inventorship and/or such ownership and rejects the position of the other Party, the Party whose position was rejected shall pay the legal fees and incidental expenses charged by counsel responsible for the inventorship determination. Otherwise, the Parties shall equally share such fees and expenses.

7.2. Disclosure of Inventions. Each Party shall notify the other Party of any invention, whether patentable or not, made during the course of the performance of this Agreement and related to the development and commercialization of the Licensed Product within thirty (30) days after the inventing Party receives such disclosure from its employees, agents or others obligated to assign inventions to it; provided, however, that such disclosure shall be made in a manner that does not jeopardize the patentability of any such invention.

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7.3. Prosecution of Nabi Intellectual Property Rights. Nabi shall have the right, using in-house or outside legal counsel selected at Nabi’s sole discretion, to prepare, file, prosecute, maintain and obtain extensions of Nabi Trademarks, Nabi Patent Rights and Joint Patents in countries of Nabi’s choice throughout the world at Nabi’s discretion and expense; provided, however, Nabi shall be obligated to prepare, file, prosecute, maintain and obtain extensions of Nabi Trademarks, Nabi Patent Rights and Joint Patents in the Primary Countries.

7.4. Prosecution of Kedrion Patent Rights. Kedrion shall have the right, using in-house or outside legal counsel selected at Kedrion’s sole discretion, to prepare, file, prosecute, maintain and obtain extensions of Kedrion Patent Rights in countries of Kedrion’s choice throughout the world at Kedrion’s discretion and expense; provided, however, that Kedrion shall be obligated to prepare, file, prosecute, maintain and obtain extensions of Kedrion Patent Rights in the USA.

7.5. Failure to Prosecute. If either Party elects not to file, prosecute or maintain such patents or trademarks required to be filed or previously filed at its direction, or certain claims encompassed thereby, in jurisdictions in which the filing of such patents or trademarks is required by or in the discretion of such Party pursuant to Sections 7.3 and 7.4 above, such Party (the “Primary Prosecuting Party”) shall give the other Party notice thereof within a reasonable period prior to allowing such trademarks or patents or such claims to lapse or become abandoned or unenforceable, and, subject to and without limiting the respective rights of the Parties as herein provided, such other Party shall thereafter have the sole right to prepare, file, prosecute and maintain such trademarks or patents or such claims in such countries at the expense of the Primary Prosecuting Party if the preparing, filing, prosecution and maintenance thereof by the Primary Prosecuting Party were required, or at the sole expense of the Party electing to prepare, file, prosecute and maintain such trademarks or patents or such claims if such actions were at the discretion of the Primary Prosecuting Party as herein provided. Notwithstanding a Party’s election not to prepare, file, prosecute or maintain a Joint Patent, each Party shall retain all rights that it has in such patent, including the right to grant sublicenses in connection therewith to the extent of its interest therein but subject to first obtaining the prior written consent of the other Party as required by Section 7.1 above.

7.6. Infringement.

(a) Notice. If either Party learns that a third party is infringing or allegedly infringing any Nabi Trademarks, Nabi Know-how, Kedrion Know-how, Nabi Patent Rights, Kedrion Patent Rights or Joint Patents, it shall promptly notify the other Party thereof including available evidence of infringement. The Parties shall cooperate and use their reasonable best efforts to stop such alleged infringement without litigation. The Parties shall also discuss in good faith whether and at what point the initiation of litigation is appropriate.

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(b) Enforcement Actions.

(1) Nabi shall have the obligation in the Primary Countries, and the sole, discretionary right in all other countries in the Territory to make reasonable best efforts to remove material infringement of Nabi Patent Rights, Joint Patents, Nabi Trademarks and Nabi Know-how (to the extent constituting Confidential Information), including, without limitation, by initiation, prosecution and control, at its own expense, of any action, suit, or other proceeding by counsel of its own choice. Nabi agrees to make reasonable best efforts to investigate all cases of such infringement in the Territory alleged by Kedrion to be material in any notice delivered to Nabi pursuant to paragraph (a) above. Kedrion shall have the right, at its own expense, to be represented by counsel of its own choice in any legal enforcement action brought by Nabi with respect to Nabi Patent Rights, Nabi Know-how and Nabi Trademarks in the Territory and Joint Patents within or outside the Territory. If Nabi notifies Kedrion that Nabi elects not to bring a suit, action or proceeding to remove material infringement of Nabi Patent Rights, Nabi Know-how or Nabi Trademarks in the Territory or Joint Patents within or outside the Territory, then Kedrion shall have the right (but not the obligation) to bring any such suit, action or proceeding by counsel of its own choice. The costs and expenses incurred by Kedrion in bringing any such suit, action or proceeding shall be Kedrion’s sole obligation; provided, however, that Kedrion’s attorneys’ fees and other out-of-pocket costs and expenses of bringing any such suit, action or proceeding that are not satisfied out of the judgment thereunder or amount paid in settlement thereof pursuant to paragraph (b)(3) below shall be reimbursed by Nabi to Kedrion if the infringement occurred in a country where Nabi was obligated to remove material infringements of its intellectual property rights as herein provided, and the final, non-appealable judgment or settlement of such suit, action or proceeding secured by Kedrion against the defendant provides for the cessation by the defendant of the activities that Kedrion alleged constituted such material infringement at the time Kedrion brought such action suit or proceeding. Nabi shall have the right, at its own expense, to be represented by counsel of its own choice in any such action brought by Kedrion. Neither Party shall settle a dispute regarding the Nabi Patent Rights, Nabi Know-how or Nabi Trademarks in the Territory or Joint Patents within or outside the Territory without the consent of the other Party, which consent shall not be unreasonably withheld.

(2) Kedrion shall have the obligation in the Primary Countries and the sole, discretionary right outside the Primary Countries to make reasonable best efforts to remove material infringement of Kedrion Patent Rights and Kedrion Know-how (to the extent constituting Confidential Information), including, without limitation, by initiation, prosecution and control, at its own expense, of any suit, proceeding or other legal action by counsel of its own choice. Kedrion agrees to make reasonable best efforts to investigate all cases of such infringement within and outside the Territory alleged by Nabi to be material in any notice delivered to Kedrion pursuant to paragraph (a) above. Nabi shall have the right, at its own expense, to be represented by counsel of its own choice in any legal enforcement action brought by Kedrion with respect to Kedrion Patent Rights or Kedrion Know-how within or outside the Territory. If Kedrion notifies Nabi that Kedrion elects not to bring a suit, action or proceeding to enforce any Kedrion Patent Rights or Kedrion Know-how within or outside the Territory, then Nabi shall have the right (but not the obligation) to bring any such suit, action or proceeding by

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counsel of its own choice, at the expense of Nabi. The costs and expenses incurred by Nabi in bringing any such suit, action or proceeding shall be Nabi’s sole obligation; provided, however, that Nabi’s attorneys’ fees and other out-of-pocket costs and expenses of bringing any such suit, action or proceeding that are not satisfied out of the judgment thereunder or amount paid in settlement thereof pursuant to paragraph (b)(3) below shall be reimbursed by Kedrion to Nabi if the infringement occurred in a Primary Country and the final, non-appealable judgment or settlement of such suit, action or proceeding secured by Nabi against the defendant provides for the cessation by the defendant of the activities that Nabi alleged constituted such material infringement at the time Nabi brought such action suit or proceeding. Kedrion shall have the right, at its own expense, to be represented by counsel of its own choice in any such action brought by Nabi. Neither Party shall settle a dispute regarding the Kedrion Patent Rights or Kedrion Know-how without the consent of the other Party, which consent shall not be unreasonably withheld.

(3) If one Party brings any suit, action or proceeding under this Section 7.6, relating to Kedrion Patent Rights, Kedrion Know-how, Nabi Patent Rights, Nabi Know-how, Nabi Trademarks or Joint Patents, the other Party agrees to be joined as party plaintiff if necessary to prosecute the suit, action or proceeding and to give the first Party reasonable assistance and authority to file and prosecute the suit, action or proceeding; provided, however, that neither Party shall be required to transfer any right, title or interest in or to any property to the other Party or any other party to confer standing on a Party hereunder. Any damages or other monetary awards recovered pursuant to judgment or settlement of any suit, action or proceeding taken under this Section 7.6(b) shall be allocated first to the costs and expenses of the Party bringing the suit, action or proceeding and second to the costs and expenses (if any) of the other Party. The balance of any recovery shall be allocated between Nabi and Kedrion as follows: (i) one hundred percent (100%) shall be paid to Nabi in respect of Nabi Patent Rights, Nabi Know-how or Nabi Trademarks, or to Kedrion in respect of Kedrion Patent Rights or Kedrion Know-how, as applicable, to the extent recovered in respect of infringement occurring prior to the Effective Date of this Agreement and (ii) to the extent recovered in respect of infringement occurring after the Effective Date, to Nabi and Kedrion with respect to Nabi Patent Rights, Nabi Know-how, Nabi Trademarks, Kedrion Patent Rights, Kedrion Know-how and Joint Patents to put them into the same position as they would have been in but for such infringement, as nearly as may be achieved; with the balance remaining, if any, allocated one hundred percent (100%) to the Party bringing suit.

7.7. Third Party Suits. If any notice of infringement is received by, or a suit is initiated against, either Party or its Affiliates, sub-licensees or distributors with respect to the Licensed Product in the Territory, the Parties shall consult in good faith regarding the best response and shall share equally any costs or damages incurred in respect thereof (except in the event a final non-appealable judgment is entered against a Party in which event all costs and damages shall be the responsibility of the Party that purportedly owned the infringing intellectual property or whose conduct was responsible for the infringement), provided that if Kedrion is required to pay any third party whether by settlement or by judgment in order to obtain a license

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under patents owned by such third party to avoid infringement of such third party’s patent-protected technology with respect to the Licensed Product, such payments shall be shared by Kedrion offsetting against the royalties otherwise due and payable by Kedrion to Nabi under this Agreement (i) in the case of any payments in respect of the patent rights listed in Schedule 2.1(d)(i)(A), one hundred percent (100%) of such payments, and (ii) in any other case fifty percent (50%) of such payments. Notwithstanding the foregoing, in the event the infringement claim is settled by Nabi without the consent of Kedrion, the reimbursement obligations of Kedrion provided for in this Section 7.7 shall not be applicable.

7.8. Trademarks. All Licensed Products shall be sold in the Territory under trademarks selected and owned by Nabi as part of the global brand livery for the Licensed Product including CIVACIR. In the Territory this global brand livery shall also carry the Kedrion name and branding.

ARTICLE 8

Confidentiality

8.1. Confidential Information. In the course of performance of this Agreement, one Party may disclose to the other or receive written information from the other relating to the subject matter of this Agreement which information, if identified in writing as confidential or if such status is reasonably clear under the circumstances, shall be considered to be the disclosing Party’s “Confidential Information.” Each Party agrees that it will take the same steps to protect the confidentiality of the other Party’s Confidential Information as it takes to protect its own proprietary and confidential information. Each Party shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as contemplated by this Agreement or with the other Party’s prior written consent, the other Party’s Confidential Information for a period of [*****] from the later of the end of the Term and the date of disclosure to it pursuant to this Agreement. For purposes of this Agreement, Confidential Information shall not include such information that, as shown by written evidence:

(a) was known to the receiving Party at the time of disclosure of it to the receiving Party by the disclosing Party hereunder; or

(b) was generally available to the public or was otherwise part of the public domain at the time of disclosure or became generally available to the public or otherwise part of the public domain after disclosure other than through any act or omission of the receiving Party in breach of this Agreement; or

(c) became known to the receiving Party after disclosure from a source that had a lawful right to disclose such information to others; or

(d) was independently developed by the receiving Party where such independent development can be established by written documentation.

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8.2. Permitted Disclosure. Each Party shall be entitled to disclose Confidential Information of the other Party to consultants and other third parties for any purpose provided for in this Agreement, as well as to its Affiliates, provided that such third parties and Affiliates have first agreed in writing to confidentiality restrictions and obligations at least as protective as this Section 8. Notwithstanding the foregoing, Confidential Information of either Party may be disclosed by the other Party during any official proceeding before a court or governmental agency if related and necessary to that proceeding or as otherwise required by applicable law, provided that in all events the disclosing Party shall take such steps as are reasonable to limit such disclosure and/or to obtain a protective order or similar measures to protect the confidentiality of such information to the extent possible. Neither Party shall use the Confidential Information of the other Party for purposes of filing any patent applications, unless specifically authorized to do so by the other Party.

8.3. Integration. This Article 8 supersedes any confidential disclosure agreement between the Parties as to the subject matter hereof, including without limitation the Confidentiality Agreement between the Parties dated May 20, 2005 (the “Confidentiality Agreement”). Any confidential information under any such agreement shall be treated as Confidential Information hereunder.

8.4. Survival. This Article 8 shall survive termination or expiration of this Agreement.

ARTICLE 9

Term; Expiration; Termination

9.1. Term. The term of this Agreement (the “Term”) shall commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall remain in effect until the fifteenth (15th) anniversary of the first Commercial Introduction of the Licensed Product in the Territory provided that:

(a) Nabi Termination Rights. Nabi shall have the right to terminate this Agreement (i) pursuant to Section 2.4 or (ii) at any time, by written notice to Kedrion, if Nabi is unable or is prohibited by any U.S. regulatory agency from exporting or re-exporting the Licensed Product or intermediaries of the Licensed Product and Materials after reasonable best efforts to cause such prohibitions to be lifted by Nabi, at its sole cost and expense and in consultation with Kedrion, have been unsuccessful and at such time Kedrion is not manufacturing the Licensed Product pursuant to Section 4.5.

(b) Kedrion Termination Rights. Kedrion shall have the right to terminate this Agreement (i) for any reason by written notice to Nabi delivered within ninety (90) days of the date of the Final Study Report, (ii) in accordance with Sections 2.4 or 3.8(a)(i), (iii) at any time with respect to any country in the Territory by written notice to Nabi if Kedrion shall be prohibited by the applicable Foreign Regulatory Authorities from importing the Licensed Product into such country after reasonable best efforts to cause such prohibitions to be

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lifted have been unsuccessful, or (iv) by written notice to Nabi if Nabi is unable or prohibited by any U.S. regulatory agency for more than one hundred eighty (180) consecutive days at any time commencing two (2) months prior to the scheduled commencement of the Phase II Study from exporting or re-exporting the Licensed Product and at such time Kedrion is not manufacturing the Licensed Product pursuant to Section 4.5

9.2. Breach. Failure by either Party to comply with any of the material obligations contained in this Agreement or the Supply Agreement shall entitle the other Party (the “Non-Defaulting Party”) to give to the Party in default (the “Defaulting Party”) written notice specifying the nature of the default and requiring it to cure such default. If such default is not cured (i) in the case of a failure to make any payment due pursuant to this Agreement or the Supply Agreement, within seven (7) days after receipt of such notice or (ii) in the case of any other default, within ninety (90) days after the receipt of such notice (or, if such breach is not capable of being cured within such ninety (90) day period, within such amount of time as may be reasonably necessary to cure such breach, so long as the Defaulting Party is making diligent efforts to do so), the Non-Defaulting Party shall be entitled, without prejudice to any other rights conferred on it by this Agreement or the Supply Agreement, and in addition to any other remedies available to it by law or in equity, immediately to terminate this Agreement and the Supply Agreement by giving written notice to the Defaulting Party. The right of a Party to terminate this Agreement and the Supply Agreement, as herein provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

9.3. Insolvency or Bankruptcy. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement and the Supply Agreement effective on written notice to the other Party in the event the other Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of such other Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against such other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of such other Party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged. Furthermore, all rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code. The Parties agree that in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code or the laws of the Republic of Italy, the other Party shall be entitled to complete access to any intellectual property, and all embodiments of such intellectual property, pertaining to the rights granted to the bankrupt Party in the licenses hereunder.

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9.4. Effect of Expiration or Termination.

(a) Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration. In addition, but not without limiting Section 10 hereof, (a) Nabi shall be liable for all liabilities and obligations of Kedrion under the contracts transferred to Nabi pursuant to Section 9.4(c)(ii) below which (i) relate to periods after the date of termination; (ii) are to be paid, performed, discharged or satisfied after the date of termination; and (iii) do not arise from any breach or failure to perform on or before the date of termination and (b) Kedrion shall be and remain for all other liabilities and obligations under such contracts.

(b) Surviving Provisions. Termination or expiration of this Agreement for any reason shall not relieve either Party from its obligations under Sections 3.7 (subject to Section 9.4(c) below), 3.13-3.15, 5.1(b)-(d), 5.2, 6.1, 6.2 (in respect of sales made prior to termination), 6.3, 6.4, 7.1, and 7.6 (only as it applies to Joint Patents or claims for infringement occurring prior to the date of termination), this Section 9.4 and Articles 10 and 11 as well as those Sections and Articles which are expressly indicated to survive expiration or termination of this Agreement.

(c) Reversion of Rights to Nabi. On the expiration of this Agreement or any termination of this Agreement by Kedrion under Sections 9.1(b), by Nabi under Section 9.1(a) or by either Party under Section 9.2 or 9.3, as the case may be,

(i)	all rights granted to Kedrion by Nabi shall terminate and revert to Nabi ;

(ii)	Kedrion shall take all actions reasonably necessary to transfer to Nabi, at Kedrion’s cost in the event of a termination by Nabi under Section 9.2 and at Nabi’s cost in all other events, (A) all regulatory filings made and all Regulatory Approvals granted in the Territory with respect to the Licensed Product, including BLAs, orphan drug designations, and PMAs (B) a non-exclusive, paid-up, royalty free, perpetual, license, with the right to sublicense, under the Kedrion Patent Rights granted within the Territory and the Kedrion Know-how (including the Know-how communicated to Nabi pursuant to Section 4.4 above) to perform research and clinical development activity with respect to and to manufacture, use, market, sell, offer for sale and import the Licensed Product within Field within the Territory, (C) all contracts entered into by Kedrion with respect to the Licensed Product (as well as amounts payable and statement of accounts with respect to such contracts), (D) all data from the Phase II Study, the Pivotal Registration Study and any other preclinical or clinical studies or investigations conducted with respect to the Licensed Product to the extent not already in Nabi’s

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possession as contemplated by Section 3.7(a), and (E) all other studies, analyses, technological, commercial, business-related and other information related to the Licensed Product, including but not limited to, any and all submissions and responses received from any governmental authority, complete documentation and information on completed and ongoing studies, preclinical and safety data, the status application of a CAS number, if applicable, all information on orphan drug designation, status investigators’ brochures, status of the distribution of clinical supplies, as well as all consents and waivers necessary to have access to the source data documentation related to the Licensed Product, PMAs, Regulatory Approvals and other regulatory filings in respect of the Licensed Product that Kedrion holds at the time of termination, if any.

(iii)	all Kedrion Know-how shall be considered Confidential Information of both Nabi and Kedrion or their designated Affiliates.

(d) Transfer of Rights to Kedrion. On the termination of this Agreement by Nabi under Section 9.1(a) or if Kedrion shall have the right to terminate this Agreement under Sections 9.1(b)(iv), 9.2 or 9.3 as the case may be, Kedrion shall have the right exercised by written notice to Nabi to cause this Agreement to be continued instead of terminated subject to the following amendments and additional provisions:

(i)	The license granted to Kedrion pursuant to Section 5.1(a) shall be expanded to a license to make or have made the Licensed Product in the Territory.

(ii)	Nabi shall take all actions reasonable necessary to transfer to Kedrion, at Nabi’s cost, complete documentation, information and data in its possession necessary for Kedrion to manufacture the Licensed Product in the Territory.

(iii)	The royalty rate provided in Section 6.2 shall be reduced to [*****] effective as of the date of Kedrion’s notice pursuant to this Section 9.4(d) and Kedrion shall be entitled to offset such royalty obligations against its documented out of pocket costs incurred to be able to commence commercial manufacture of the Licensed Product in the Territory until the full amount thereof shall have been recovered.

(e) Confidential Information. Upon the expiration or termination of this Agreement, each Party shall promptly return to the other, or destroy and certify same, all Confidential Information (other than Kedrion Know-how) of such other Party that was delivered in the course of the performance of this Agreement.

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ARTICLE 10

Indemnification

10.1. Indemnification by Kedrion. Subject to the provisions of Section 10.3, Kedrion hereby agrees to save, defend and hold Nabi and its subsidiaries, parent corporations, Affiliates, officers, directors, partners, members, shareholders, agents and employees, harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable attorneys’ fees and expenses and claims for death or personal injury (“Losses”) imposed upon them by any third party to the extent resulting from Kedrion’s or any of its Affiliates’ or sublicensees’ testing, labeling, marketing, use or sale or other disposition of Licensed Products in the Territory and, if applicable, manufacturing of the Licensed Product pursuant to Section 4.5 hereof; except, in each case, to the extent such Losses result from the negligence or willful misconduct of Nabi or its Affiliates. In addition, Kedrion hereby agrees to save, defend and hold harmless Nabi and its subsidiaries, parent corporations, Affiliates, officers, directors, partners, members, shareholders, agents and employees harmless from and against any and all Losses resulting from a breach by Kedrion of any of its representations, warranties or covenants contained in this Agreement.

10.2. Indemnification by Nabi. Subject to the provisions of Section 10.3, Nabi hereby agrees to save, defend and hold Kedrion and its subsidiaries, parent corporations, Affiliates, officers, directors, partners, members, shareholders, agents and employees harmless from and against any and all Losses imposed upon them by any third party to the extent resulting from Nabi’s or any of its Affiliates’ or sublicensees’ manufacturing of Licensed Products, or the testing, labeling, marketing, use or sale or other disposition of Licensed Products outside the Territory except to the extent such Losses result from the negligence or willful misconduct of Kedrion or its Affiliates. In addition, Nabi hereby agrees to save, defend and hold harmless Kedrion and its subsidiaries, parent corporations, Affiliates, officers, directors, partners, members, shareholders, agents and employees harmless from and against any and all Losses resulting from a breach by Nabi of any of its representations, warranties or covenants contained in this Agreement.

10.3. Notice. In the event that any person or entity shall seek indemnification under this Section 10 (the “Indemnified Party”), it (i) shall inform the Party alleged to be liable therefor (the “Indemnifying Party”) of a claim as soon as reasonably practicable after the Indemnified Party becomes aware it has a claim or receives a claim brought by a third party (a “Third Party Claim”), (ii) permit the Indemnifying Party to assume direction and control of the defense of any such Third Party Claim (including the right to settle the claim solely for monetary consideration), and (iii) cooperate as requested (at the expense of the Indemnifying Party) in the defense of the Third Party Claim. Except with the prior written consent of both Parties, such consent not to be unreasonably withheld, no Party or other Indemnified Party shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-

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monetary relief affecting the other Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such other Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that it may have available to it one or more defenses or counterclaims with respect to a claim that is subject to indemnification hereunder that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of any Third Party Claim or any litigation relating thereto or that the representation of the Indemnified Party and the Indemnifying Party by a single counsel in respect of such claim otherwise presents a conflict of interest in respect of such claim, the Indemnified Party shall have the right to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the cost of the Indemnifying Party, provided, however, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. If the Indemnifying Party elects to compromise or defend a claim that is the subject of this Article 10, it shall notify the Indemnified Party of its decision within thirty (30) days after delivery of the notice described above (or sooner if the nature of the third party claim requires).

10.4. Insurance. During the Term and so long as Licensed Products are being sold hereunder and for [*****] thereafter, Nabi and Kedrion will maintain comprehensive general liability, property damage, and product liability insurance, through commercial insurance carriers with a USA A.M. Best Rating of A-VII or better (or the Italian equivalent thereof). Such commercial insurance coverage will be maintained at levels sufficient to cover the obligations and scope of activities contemplated herein but in no event shall be in an amount less than [*****] per occurrence.

10.5. Survival. This Article 10 shall survive termination or expiration of this Agreement.

10.6. LIMITATION OF LIABILITY. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 8 AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 7.6(b)(3) AND SECTIONS 10.1-10.2 WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR SAVINGS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

ARTICLE 11

Miscellaneous Provisions

11.1. No Partnership. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, fiduciary, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

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11.2. Assignments. Either Party shall be entitled to assign or delegate any or all of its rights and obligations hereunder to one or more of its Affiliates; provided, however, the assigning Party shall first deliver to the other Party the assigning Party’s absolute, unconditional, continuing and irrevocable guarantee of the payment and performances in full by its Affiliate of the obligations assigned to it, which guarantee will specifically provide that upon a breach by the Affiliate of the obligations assigned to it, the other Party will be entitled to enforce its rights directly against the assigning Party without first being required to attempt to enforce payment or performance by, or to exhaust its remedies against, the assigning Party’s Affiliate. Neither Party shall otherwise be entitled to assign any of its rights or obligations hereunder, except as follows: (a) as incident to the merger, consolidation, reorganization or acquisition of substantially all the stock or assets of the assigning Party; or (b) with the prior written consent of the other Party (which consent shall not be unreasonably withheld). This Agreement shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party’s Affiliates, licensees, sublicensees, successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 11.2 shall be void.

11.3. Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.4. Use of Names. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names “Nabi” or “Kedrion” or any other trade name or trademark of Nabi or Kedrion in connection with the performance of this Agreement.

11.5. Public Announcements. Neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior consent of the other Party, unless the information in question has been previously approved for disclosure by the Parties pursuant to this Section 11.5. Each Party agrees to review and consider the other Party’s proposed disclosure in good faith and to provide its response promptly. The foregoing review and approval procedures shall be applicable to disclosures that either Party is required to make pursuant to laws or regulations (e.g., stock exchange regulations) that are applicable to this Agreement or the activities of a Party hereunder; provided, however, that if the Parties cannot reach agreement on these disclosures, the provisions of this Section 11.5 shall not preclude such Party from disclosing information that it believes in good faith is required by law or regulation to disclose.

11.6. Entire Agreement; Amendments. This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof, including, without limitation, the Confidentiality Agreement. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized representative of each of the Parties.

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11.7. Severability. In the event any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or either of the Parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

11.8. Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.9. Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Agreement.

11.10. Notices and Deliveries. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile with a confirming copy or sent by overnight courier or registered mail to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party. Any such notice, requests, delivery, approval or consent shall be deemed received on the date of facsimile or hand delivery, two business days after deposit with an overnight courier, or five business days after deposit of the registered mail with the U.S. or Italian postal service.

If to Nabi,

addressed to:

Nabi Biopharmaceuticals

5800 Park of Commerce Blvd.

N.W. Boca Raton, FL 3347 USA

Attention: President

With a copy to the General Counsel at the same address and to:

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

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Telephone: 212-705-7204

Fax: 212-702-3601

Attention: Brian D. Beglin

If to Kedrion,

addressed to:

Kedrion S.p.A.

55020 Castelvecchio Pascoli

(Lucca) Italy

Italy

Attention: Stefano Guazzini

With a copy to:

Wormser, Kiely, Galef & Jacobs LLP

825 Third Avenue

New York, New York 10022

Attention: Michael W. Mackay

11.11. Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, earthquake, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable best efforts to avoid or remedy such force majeure; and provided further, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

11.12. Dispute Resolution.

(a) Internal Resolution. The Parties shall attempt to settle any dispute, controversy or claim arising out of or relating to the validity, enforceability or performance of this Agreement, including: (i) disputes relating to inventorship or other patent issues and (ii) the alleged breach or termination of this Agreement (hereinafter, the “Dispute”). The Parties have entered into the Agreement in good faith and in the belief that it is mutually advantageous to them. It is with that same spirit of cooperation that they agree to attempt to resolve any Dispute amicably. Accordingly, the Parties agree that if any Dispute should arise, it shall be referred to a member of senior management of each of the Parties. In the event the senior management of the Parties are unable to resolve the Dispute, it shall be submitted to arbitration pursuant to Section 11.12(b) below; provided, however, that the following types of Disputes shall not be subject to this requirement:

(i)	Any and all Disputes concerning the ownership of Know-how, patent rights or any other intellectual property shall be resolved in accordance with the procedures specified in Section 7.1 hereof.

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(ii)	Any and all Disputes involving a breach of the confidentiality and non-use obligations set forth in Article 8 hereof may be resolved via either arbitration pursuant to Section 11.12(b), or a court proceeding, at the option of the Party who is alleging a breach of said provisions.

(b) Arbitration. Should the senior management be unable to resolve the Dispute, then except as otherwise provided by Section 7.1, all Disputes shall be settled by final and binding arbitration pursuant to the Arbitration Rules of the American Arbitration Association except as hereinafter provided:

(i)	The arbitration tribunal shall consist of one arbitrator mutually acceptable to the Parties or, if the Parties cannot agree on a single arbitrator, three arbitrators selected as follows: each Party shall nominate in its request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal; provided, however, that if one Party fails to nominate its arbitrator or, if the Parties’ arbitrators cannot agree on the person to be named as chairman within sixty (60) days, the President of the American Arbitration Association shall make the necessary appointments for arbitrator or chairman.

(ii)	The place of arbitration shall be in New York, NY.

(iii)	Each Party shall have the right to take discovery of the other by any or all methods provided in the United States Federal Rules of Civil Procedure. The arbitrator(s) may upon request exclude any evidence not made available to the other Party pursuant to a proper discovery request from being used in the arbitration.

(iv)	The decision of the arbitration tribunal must be in writing and must specify the basis on which the decision was made, and the award of the arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court, including without limitation, the state and federal courts located in New York, New York to whose jurisdiction each Party hereby consents for such purpose, and application may be made to any such competent court for juridical acceptance of such an award and order of enforcement or for an order to compel a Party to submit to arbitration as herein provided in connection with any Dispute subject to this Section 11.12(b).

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11.13. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of Effective Date.

KEDRION S.P.A		NABI BIOPHARMACEUTICALS

By:	/s/ Paolo Marcucci	By:	/s/ Thomas H. McLain
Name		Name	Thomas H. McLain
Title:	President	Title: